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                                                                 EXHIBIT 4.5




                         PARAVANT COMPUTER SYSTEMS, INC.
                          COMMON STOCK PURCHASE WARRANT

                        For the Purchase of 45,000 shares

       This certifies that, for value received, The Equity Group Inc. (the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, at any time, and from time to time, and prior to and including April 14, 2003 (the "Expiration Date"), to purchase up to a total of forty-five thousand shares (the "Stock") of the common stock ("Common Stock"), of Paravant Computer Systems, Inc. and its successors and assigns, a Florida corporation, (the "Company"), at a price of two dollars and seventy-five cents ($2.75) per share, in lawful funds of the United States of America payable in cash or by certified or official bank check, such price and the number of shares purchasable being subject to adjustment as set forth in this Common Stock Purchase Warrant (the "Warrant").

         This Warrant is subject to the following further terms and conditions:

         1. EXERCISE

         The purchase rights represented by this Warrant are exercisable, at the option of the Holder, in whole at any time. Upon presentation and surrender of this Warrant, with the Subscription Form annexed hereto duly executed, together with payment of the Purchase Price of the shares of Common Stock thereby purchased, at the principal office of the Company, the Holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock so purchased. The term Holder shall include any person to whom this Warrant has been transferred. All shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect thereto. In the case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

         2. REGISTRATION

         If the Company shall at any time and from time to time, propose the registration under the Securities Act of 1933 as amended (the "Act") of any securities of the Company, the Company shall give at least thirty (30) days' written notice of each such proposed registration to the Holder and will permit the Holder to include in each such registration this Warrant and/or all of the shares of common stock issued or issuable upon the exercise of this Warrant (the "Stock") as the Holder specifies. The Holder shall exercise the "piggy-back registration rights" under this Section by giving written notice to the Company within thirty (30) days of the Holder's receipt of the notice of the proposed registration. The term "registration statement" as used in this Section being deemed to include any form which may be used to register a distribution of securities to the public for cash, a






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post-effective amendment to the registration statement, or a notification and offering circular pursuant to a Regulation A offering when necessary to perfect an exemption thereunder. The Company shall: (i) prepare and file with the appropriate state Blue Sky authorities the necessary documents to register or qualify such Warrant and/or Stock, and (ii) use its best efforts to cause such registration statement to become effective and to keep such registration statement and Blue Sky filings correct and effective until such time as an amendment is required to be filed pursuant to the provisions of Section 10(a)
(3) of the Act.

         If, for any reason, during the term of this Warrant, the Holder is not afforded an opportunity to exercise the "piggy-back registration rights" and include all of the shares underlying the Warrant in an effective registration statement, then the Expiration Date shall be extended until 90 days after a registration statement, which includes all the shares underlying the Warrant is declared effective by the Securities and Exchange Commission.

         The Company shall bear all costs and expenses of any registration statement (and all amendments and supplements thereto) relating to the registration of the Warrant and/or Stock and any related underwriting agreement, including printing, legal and accounting expenses, and SEC filing fees, expenses and transfer agency fees, but the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of any counsel which any Holder may retain in connection with the registration of the Warrant and/or Stock, (ii) any portion of the underwriter's commission, discounts and expenses attributable to such Warrant and/or Stock being offered and sold by the Holder or (iii) any applicable stock transfer taxes.

         The Company shall indemnify and hold harmless the Holder and any underwriter (as defined in the Act) for such Holder, and each person, if any, who controls the Holder or underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which such Holder or underwriter or controlling person may be subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several, to which such Holder or underwriter or controlling person may be subject, under the Act or otherwise, are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which shares of Common Stock were registered under the Act, or qualified under the Blue Sky laws of applicable jurisdictions, pursuant to this
Section 2, any prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement or omission based upon and made in conformity with information furnished to the Company in writing by the Holder or by any underwriter for the Holder expressly for use therein.


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         Legend. The Company may imprint on all certificates representing shares of Common Stock, or shares issued in substitution or exchange therefor, the following legend:

"These shares have not been registered under the Securities Act of 1933, as amended, and may not be sold, assigned or otherwise transferred without registration thereunder unless Paravant Computer Systems, Inc. has received the written opinion of counsel satisfactory to it that, after investigation of the relevant facts, such counsel is of the opinion that such sale, assignment or transfer does not involve a transaction requiring registration under the Securities Act of 1933, as amended."

         3. COMPANY'S ACKNOWLEDGMENT OF OBLIGATIONS

         The Company will, at the time of the exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to any holder of Common Stock any rights (including without limitation, any right to registration of the shares of Common Stock) to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided, however, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

         4. ADJUSTMENTS

         In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable hereunder shall be proportionately increased. In case the outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable hereunder shall be proportionately reduced. Except upon consolidation or reclassification of the shares of Common Stock of the Company as provided for in this paragraph, the Purchase Price in effect at any time may not be adjusted upward or increased in any manner whatsoever.

         If any capital reorganization or reclassification of the capital stock of the Company (other than as provided in the prior paragraph), or consolidation or merger of the Company with another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the


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Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, sale or conveyance not taken place. In any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Purchase Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to any stock, securities or assets thereafter deliverable upon the exercise hereof.

         (a) Upon any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant then, and in each such case, the Company within 30 days thereafter shall give written notice thereof, pursuant to Section 9, which notice shall state the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the provisions of paragraph (b) of this subsection.

         (b) In case at any time:

         The Company shall declare any dividend upon its Common Stock payable otherwise than in cash or in Common Stock of the Company or payable otherwise than out of net income or retained earnings of the Company; or

         The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

         There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale or conveyance of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation; or

         There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give written notice, pursuant to Section 9, at the earliest time legally practicable (and not less than 60 days before any record date or other date set for definitive action) of the date on which (A) the books of the Company shall close or a


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record shall be taken for such dividend, distribution or subscription rights or options or (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation, or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall cease and terminate).

         5. REPLACEMENT

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

         6. NO FRACTIONAL SHARES

         The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may at its option in respect of any final fraction of a share make a payment in cash based on the Purchase Price.

         7. RESERVATION OF SHARES

         The Company will reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of this Warrant and any other outstanding Warrants. Before taking any action which would cause an adjustment reducing the Purchase Price below the then par value of the shares of Common Stock issuable upon exercise of this Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

         8. MERGER, ETC.

         The Company shall not effect any consolidation, merger or sale of substantially all of its property to any other corporation, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or


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delivered to the Holder at the address indicated in Section 9, the obligation of such corporation to deliver to the Holder shares of stock, securities or property as, in accordance with the provisions of this Warrant, the Holder may be entitled to purchase and to perform and to observe each and every covenant and condition of this Warrant to be performed and observed by the Company.

         9. REPRESENTATIONS AND WARRANTIES

         This Warrant has been issued to the Holder by the Company in reliance upon the following representations and warranties given by the Holder to the
Company: (i) the Holder is an "accredited investor" within the meaning of Securities and Exchange Commission Regulation D ("Regulation D") and has provided written confirmation to the Company of such status: (ii) the Holder understands that this Warrant is, and any Common Stock to be purchased upon any exercise hereof will be, "restricted securities" within the meaning of Regulation D and, as such, this Warrant and such Common Stock will not have been registered under the Federal Securities Act of 1933, as amended (the "Securities Act") and will be subject to restrictions on transferability imposed by the Securities Act, including the restriction that neither this Warrant nor any of such Common Stock may be sold, transferred, or pledged unless first registered under the Securities Act or, in the opinion of counsel to the Company ("Company Counsel"), an exemption from such registration is then available; (iii) the Holder further understands that any exercise of this Warrant for the purchase of Common Stock shall require a confirmation, to the satisfaction of Company Counsel that such purchase of Common Stock will be carried out pursuant to a then existing exemption from registration under the Securities Act; (iv) the Holder, in connection with its acquisition of this Warrant further represents and warrants that it has relied upon decisions made by its properly authorized officers who have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in this Warrant and to fully understand the nature, scope and duration of the limitations on transfer contained in this Warrant and that the Holder can bear the economic risk of its investment herein and can afford a complete loss of any such investment; and (v) with respect to any possible exercise of this Warrant, the Holder understands that any such exercise shall be subject to restrictions and limitations which are comparable to those set forth herein with respect to the acquisition by the Holder of this Warrant.

         10. NOTICES

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid:

(i) if to the Holder, at 800 Third Avenue, New York, New York 10022 or at such other address as may have been furnished to the Company in writing by the Holder;


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(ii) if to the Company, at 1615A West Nasa Boulevard, Melbourne, Florida
32901, Attention of the Secretary, or at such other address as may have been furnished to the Holder in writing by the Company.

         WITNESS the seal of the Company and the signatures of its duly authorized officers.


Dated:  ____________________, 199__         PARAVANT COMPUTER SYSTEMS, INC.

                                            By:_________________________________

Attest:___________________________
               (SECRETARY)


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                                SUBSCRIPTION FORM
            TO BE EXECUTED BY THE HOLDER UPON EXERCISE OF THE WARRANT
                         PARAVANT COMPUTER SYSTEMS, INC.

The undersigned hereby exercises the right to purchase 45,000 shares of stock covered by this Warrant on at the Purchase Price of $2.75 according to the conditions thereof and herewith makes payment of the Purchase Price of such shares in full.

Signature _____________________________
Address   _____________________________
          _____________________________



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